Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Description of the transaction

On May 30, 2014, Aastrom Biosciences, Inc. (“Aastrom” or the “Company”) completed its acquisition (the “CTRM” transaction”) of certain assets of Sanofi, a French société anonyme (“Sanofi”), including all of the outstanding equity interests of Genzyme Biosurgery ApS, a wholly-owned subsidiary of Sanofi (“Genzyme Denmark”), and over 250 patents and patent applications and assumed certain liabilities for purposes of acquiring portions of the cell therapy and regenerative medicine business (the “CTRM” business). Pursuant to the terms of the Asset Purchase Agreement (the “Asset Purchase Agreement”), by and between the Company and Sanofi, in consideration for the sale of the CTRM Business, the Company paid a total purchase price of $6.5 million, including $4 million in cash and a $2.5 million promissory note with interest accruing at the short term applicable federal rate in effect on the May 30, 2014, prepayable without prepayment penalty, and due upon the earliest to occur of (i) July 30, 2014, (ii) a liquidation, dissolution or winding up of the Company, or a (iii) sale of the Company. The note was paid on July 30, 2014.

Basis of presentation

The Company accounted for the acquisition of the CTRM business as a business combination as prescribed in Accounting Standards Codification 805, “Business Combinations”.

The accompanying unaudited pro forma condensed combined statements of operations for the year ending December 31, 2013 and the six month period ending June 30, 2014 are presented as if the acquisition of the CTRM business had occurred on January 1, 2013.

These unaudited pro forma condensed combined statements should be read in connection with (1) the Company’s historical combined financial statements and notes thereto filed with the U.S Securities and Exchange Commission and (2) the Special Purpose Combined Statements of Net Assets Acquired for the CTRM Business as of March 31, 2014 (unaudited), December 31, 2013 and December 31, 2012 and Special Purpose Combined Statements of Revenues and Direct Expenses for the three month periods ended March 31, 2014 (unaudited) and 2013 (unaudited) and for the years ended December 31, 2013 and 2012 as included in exhibit 99.1 to this Current Report on Form 8-K.  In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made.  These statements are based on assumptions and estimates considered appropriate by the Company’s management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of the Company’s financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future.  The unaudited pro forma condensed combined statements of operations do not include the effects of any non-recurring costs or one-time transaction related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results.

Aastrom Biosciences, Inc.

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(amounts in thousands, except per share data) (unaudited)

	Aastrom	CTRM	Pro Forma Adjustments		Pro Forma Combined
REVENUES:
Product sales and rentals	$19	$43,844	$—		$43,863
Total revenues	19	43,844			43,863
COSTS AND EXPENSES:
Cost of product sales and rentals	4	49,691	280	(A)	49,975
Research and development	15,104	10,783			25,887
Selling, general and administrative	5,875	16,958	(281	)(B)	22,467
			(85	)(C)
Total costs and expenses	20,983	77,432	(86)		98,329
LOSS FROM OPERATIONS	(20,964)	(33,588)	86		(54,466)

OTHER INCOME (EXPENSE):
Decrease in fair value of warrants	5,337				5,337
Other income	—				—
Interest income	16				16
Interest expense	(11)				(11)
Total other income (expense)	5,342	—	—		5,342
NET LOSS	$(15,622)	$(33,588)	$86		$(49,124)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6.95)				$(18.06)
Weighted average number of common shares outstanding	3,016				3,016

The Pro-Forma combined financial statements include certain adjustments in order to present the results of operations as if the transaction had occurred on January 1, 2013.

(A)	Represents the amortization for 12 months of the $3.4 million commercial rights acquired, assuming a useful life of 12 years (see Note 1 below).
(B)

Represents a reduction in depreciation expenses for the year which resulted from the step down of the value of fixed assets of $2.4 million over the respective useful lives of the assets acquired of 2 to 5 years.

(C)	Represents the elimination of acquisition costs which were expensed in 2013.

Aastrom Biosciences, Inc.

Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2014

(amounts in thousands, except per share data) (unaudited)

	Aastrom six months ended June 30, 2014	CTRM three months ended March 31, 2014	CTRM April and May 2014	Pro Forma Adjustments		Pro Forma Combined
REVENUES:
Product sales and rentals	$4,432	$10,445	$5,665	$—		$20,542
Total revenues	4,432	10,445	5,665			20,542
COSTS AND EXPENSES:
Cost of product sales and rentals	5,009	10,541	6,310	117	(D)	21,977
Research and development	7,635	1,855	1,405			10,895
Selling, general and administrative	4,954	3,481	2,711	(117	)(E)	10,561
				(468	)(F)
Total costs and expenses	17,598	15,877	10,426	(468)		43,433
LOSS FROM OPERATIONS	(13,166)	(5,432)	(4,761)	468		(22,891)
OTHER INCOME (EXPENSE):
Increase in fair value of warrants	(1,104)					(1,104)
Other income	3,634			(3,634	)(G)	—
Interest income	6					6
Interest expense	(3)					(3)
Total other income (expense)	2,533	—	—	(3,634)		(1,101)
NET LOSS	$(10,633)	$(5,432)	$(4,761)	$(3,166)		$(23,992)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2.18)					$(4.34)
Weighted average number of common shares outstanding	6,195					6,195

The Pro-Forma combined financial statements include certain adjustments in order to present the results of operations as if the transaction had occurred on January 1, 2013.

(D)	Represents the amortization for 5 months of the $3.4 million commercial rights acquired, assuming a useful life of 12 years (see Note 1 below).
(E)

Represents a reduction in depreciation expenses for 5 months which resulted from the step down of the value of fixed assets of $2.4 million over the respective useful lives of the assets acquired of 2 to 5 years.

(F)	Represents the elimination of acquisition costs which were expensed in 2014.
(G)	Represents the elimination of the nonrecurring transaction related preliminary bargain purchase gain recognized in May, 2014 which is included in the Aastrom six months ended June 30, 2014 results.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(AMOUNTS IN THOUSANDS)

Note 1 — Acquisition of the CTRM Business

The unaudited pro forma condensed combined financial information reflects a total purchase consideration of approximately $6.5 million, consisting of $4 million cash and a $2.5 million promissory note.  The promissory note bears interest at the short term applicable federal rate in effect on May 30, 2014 and the resulting interest expense to be incurred is not material to these pro forma condensed combined financial statements.

The Company recognized tangible and intangible assets and liabilities acquired based upon their respective estimated fair values as of the acquisition date.  The table below shows the preliminary fair values assigned to the assets acquired and liabilities assumed.  Based on this analysis, the transaction resulted in a bargain purchase gain.  The Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements.  The appraisals are expected to be finalized later in 2014.

Cash	$5,050
Accounts receivable	53
Inventory	2,200
Other current assets	192
Accounts payable and accrued expenses	(2,539)
Property and equipment	1,818
Intangible assets	3,360
Bargain purchase gain	(3,634)
Total consideration	$6,500

The primary driving factor for the bargain purchase gain was the structure of the CTRM transaction. As part of the CTRM transaction, Sanofi funded Genzyme Denmark with $5.0 million in cash in order to fund the restructuring of the Denmark operations and close the facility. Under U.S. GAAP, no restructuring actions were taken by Sanofi prior to the Company’s purchase of the CTRM business, and accordingly, there were no restructuring related accruals in the opening balance sheet. Additionally, there were no restrictions on the use of the cash in Genzyme Denmark. The Company implemented its restructuring plans for Genzyme Denmark after the consummation of the CTRM transaction, and accordingly, have recorded restructuring charges in the Company’s current period results of operations.

The intangible assets acquired represent commercial use rights for certain products acquired in the CTRM transaction.  This estimated fair value was determined using the income approach based on projected revenue attributed to the commercial rights.  The calculated value of the commercial rights intangible assets are amortized using the straight-line method over an estimated useful life of twelve years.